UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     We are filing this Amendment 1 to our Form 8-K furnished under Item 8.01 on October 11, 2005 to provide additional information regarding the payment of the judgment to Olin and to provide information regarding the proceeds received from the sale of the Company’s Aerojet Fine Chemicals business as reported on a separate Form 8-K filed on December 1, 2005.
Payment of Olin Judgment
     On October 11, 2005, we explained that we had received notice that the United States Supreme Court denied our petition for a writ of certiorari following the Sixth Circuit Court of Appeals’ November 22, 2004 decision in the case of GenCorp Inc. v. Olin Corporation. In that decision, the Court of Appeals upheld the partial judgment of the U.S. District Court for the Northern District of Ohio in favor of Olin on its contribution claims under CERCLA (see additional discussion in Note 9 of Notes to Unaudited Condensed Consolidated Financial Statements of our Form 10-Q for the fiscal quarter ended August 31, 2005). The Court of Appeals also remanded the case for further consideration of Olin’s claim for declaratory judgment for future costs against GenCorp.
     Still held in abeyance with the district court and not addressed in the Court of Appeals’ decision are GenCorp’s claims against Olin under the terms of a 1962 agreement that placed responsibility on Olin to insure the TDI Plant against liabilities.
     On November 21, 2005, Olin exercised its rights under the Supersedeas Bond that GenCorp had secured to stay enforcement of the judgment, and Olin was paid a total of $30.4 million, including interest from a draw on the underlying letter of credit. Pursuant to the terms of our senior credit facilities the $30.4 million paid pursuant to the letter of credit converted to a term loan maturing in 2010.
AFC Sale Proceeds – Senior Credit Facility Term Loans
     On December 1, 2005, we furnished a Form 8-K including Item 8.01 in which we announced the completion of the sale of our Aerojet Fine Chemicals business to American Pacific Corporation. Under the terms of our senior credit facility, we were obligated to repay $54.8 million of term loans using proceeds from the AFC sale, including the $30.4 million term loan relating to the payment of the Olin judgment. On December 1, 2005, the term loan lenders exercised their rights under the credit agreement to decline repayment of the $54.8 million in term loans. The term loans remain outstanding and mature in 2010.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney

Name:	Mark A. Whitney
Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: December 5, 2005